Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-1, as supplemented (File No. 333-163704), and Form S-8 (File No. 333-146839, 333-143358, 333-132520, 333-110704, 333-101775 and 333-84152) of Amarin Corporation plc of our report dated June 23, 2010 relating to the financial statements of Amarin Corporation plc which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Dublin, Ireland

June 24, 2010.